Exhibit No. 32.1
HPC Acquisitions, Inc.
File No. 0-53248
Form 10-Q
Quarter ended March 31, 2014

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of HPC Acquisitions, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig S. Laughlin, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	he information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2014	By:	/s/ Craig S. Laughlin
Craig S. Laughlin
Chief Executive Officer,
and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to HPC Acquisitions, Inc. and will be retained by HPC Acquisitions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of the Report or as a separate disclosure document.